UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               (Amendment No. 1)

                             Wine System Design, Inc.
-------------------------------------------------------------------------------
              (Name of small business issuer in its charter)

          Nevada                        4961                  86-1005291
-------------------------------------------------------------------------------
(State or jurisdiction of      (Primary Standard Industrial   I.R.S.Employer
incorporation or organization   Classification Code Number) Identification No.)

                              8343 E. Earll Drive
                              Scottsdale, AZ 85251
                                 (480) 423-0447
        ------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                              8343 E. Earll Drive
                              Scottsdale, AZ 85251
                                 (480) 423-0447
        ------------------------------------------------------------------
          (Address of principal place of business or intended principal place of business)

                              Michael G. Quinlan
                              8343 E. Earll Drive
                             Scottsdale, AZ 85251
                                (480) 423-0447
        ------------------------------------------------------------------
           (Name, address and telephone number of agent for service)

                                  Copies to:
                                  ----------
                       NevWest Securities Corporation
                    2654 West Horizon Ridge Pkwy, Suite B-3
                          Henderson, NV 89052
                             (702) 257-4660

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If this Form is filed to register additional securities for anoffering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.[]_________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement
for   the   same   offering.    []_________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement
for   the   same   offering.    []_________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.[]

                        CALCULATION OF REGISTRATION FEE

Tile of each class    Dollar amount   Proposed   proposed maximum    Amount of
of securities         to be            maximum      aggregate      registration
to be registered      registered      offering    offering price       fee
                                    price per unit     (1)
------------------    -----------   --------------  ------------   ------------
Common Stock             $52,000         $0.25        $52,000        $13.00

(1) Estimated solely for the purpose of calculating the registration fee under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                       Prospectus
                                                       ----------
                    Wine Systems Design, Inc.
                 208,000 Shares of Common Stock

Wine Systems Design, Inc. ("WSD" or the "Company") is offering an
aggregate of 208,000 shares of    WSD    's common stock ("Shares")
to be  sold,  from  time  to time, by one or  more  of  the  selling
stockholders of    WSD     (collectively, "Selling Stockholders").

The  per share offering price of the Shares will be based on  the
bid  price for    WSD    's common stock on the dates of specific
sales,unless shares are sold in private transactions. Consequently, no determination can be made as to actual pricing matters. The Registrant anticipates that firms that sell any of the Shares for accounts of the Selling Stockholders will charge normal brokerage
commissions.   However,  the Registrant cannot  provide  specific
information pertaining to the identity of such firms  and/or  the
amount of such commissions.    WSD     and the Selling Stockholders
have no brokerage agreements or other agreements for the sale  of
the  Shares.   The costs of selling the Shares, by a conservative
estimate, should not exceed ten percent of the gross value of the stock. The proceeds from the sale of the Shares will go directly
to the Selling Stockholders and will not be available to    WSD    .

Prior to this offering, there has been no public market for
   WSD    's common  stock. Neither the Nasdaq National Market nor
any national securities exchange lists    WSD    's common stock.

  INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK.  SEE
               "RISK FACTORS" STARTING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

 Class of                                       Aggregate Offering
Securities   Number of Shares  Offering Price    Price per Share
-----------------------------------------------------------------
Common Stock     208,000

During the offering period, we are required to update this prospectus to reflect any facts or events arising after the effective date of the Registration Statement filed with the SEC that represent a fundamental change in the information set forth in the Registration Statement.

   WSD     does not plan to use this offering prospectus before the
                         effective date.
                    Wine Systems Design, Inc.
                       8343 E. Earll Drive
                      Scottsdale, AZ 85251
                         (480) 423-0447

          The date of this Prospectus is    June 25, 2001

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

                        TABLE OF CONTENTS

                                                                       PAGE
PART I: INFORMATION REQUIRED IN PROSPECTUS------------------------      3

 Item 3.  Summary Information and Risk Factors.--------------------     3
 Item 4.  Use of Proceeds.-----------------------------------------     6
 Item 5.  Determination of Offering Price.-------------------------     6
 Item 6.  Dilution.------------------------------------------------     6
 Item 7.  Selling Security Holders.--------------------------------     7
 Item 8.  Plan of Distribution.------------------------------------     8
 Item 9.  Legal Proceedings.---------------------------------------     8
 Item 10. Directors, Executive Officers, Promoters and Control Persons.------------------------------------------------- 9
 Item 11. Security Ownership of Certain Beneficial Owners and Management.---------------------------------------------- 10

 Item 12. Description of Securities.-------------------------------    10
 Item 13. Interest of Named Experts and Counsel.-------------------    11
 Item 14. Disclosure of Commission Position of Indemnification
          for Securities Act Liabilities.--------------------------    11
 Item 15. Organization Within Last Five Years.---------------------    12
 Item 16. Description of Business.---------------------------------    12
 Item 17. Management's Discussion and Plan of Operation.-----------    15
 Item 18. Description of Property.---------------------------------    17
 Item 19. Certain Relationships and Related Transactions.----------    17
 Item 20. Market for Common Equity and Related Stockholder Matters.------------------------------------------------- 17
 Item 21. Executive Compensation.----------------------------------    18
 Item 22. Financial Statements.------------------------------------    19
 Item 23. Changes In and Disagreements With Accountants on
          Accounting and Financial Disclosure.---------------------    34

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS--------------------    35

 Item 24. Indemnification of Directors and Officers.---------------    35
 Item 25. Other Expenses of Issuance and Distribution.-------------    35
 Item 26. Recent Sales of Unregistered Securities.-----------------    36
 Item 27. Exhibits.------------------------------------------------    36
 Item 28. Undertakings.--------------------------------------------    36

SIGNATURES---------------------------------------------------------    39


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

PART I: INFORMATION REQUIRED IN PROSPECTUS

Item 3. Summary Information and Risk Factors.

The Company

Wine   Systems   Design,  Inc.   was incorporated in the State of Nevada
on August 31, 2000.      WSD      is engaged  in the business of installing
and maintaining  high-end, high-profile wine-cellar cooling systems.  As of
the date of this Prospectus,    WSD     has generated only limited revenues.

As of the date of this Registration Statement,    WSD     has 10,508,000
shares of $0.001 par value common stock issued and outstanding.

   WSD    's  administrative office is located at 8343 E.  Earll  Drive,
Scottsdale, Arizona 85251, telephone (480) 423-0447.

   WSD    's fiscal year end is June 30.

The Offering

The  Offering consists entirely of shares offered by the  Selling
Stockholders.       WSD       is  offering  no  shares. The   Selling
Stockholders are offering 208,000 shares of common stock at market prices as soon as practicable after this Registration Statement becomes effective.

The  proceeds  of the Offering will go directly  to  the  Selling
Stockholders.  None of the proceeds will be available to    WSD    .

The Selling Stockholders will sell the Shares at prevailing market prices. The price per share is likely to be based on the
bid  price for    WSD    's common stock on the dates of specific
sales, unless the Shares are   sold   in   private   transactions.
Consequently, at this time,    WSD     cannot make a determination
of the price.

   WSD    's Transfer Agent is Corporate Planners Inc., 16810  Ave.
of the Fountains, Suite 222, Fountain Hills, AZ 85268.

   WSD     has  agreed to pay all costs and expenses relating to
the registration  of  its common stock, but the Selling  Stockholders
will   be   responsible  for  any  related  commissions,   taxes,
attorney's fees, and related charges in connection with the offer and sale of the Shares. The Selling Stockholders may sell their common stock through one or more broker/dealers, and such
broker/dealers   may  receive  compensation  in   the   form   of
commissions.

The purchase of the Common Stock of this Offering hereby involves a high degree of risk. The Common Stock offered in this Prospectus is for investment purposes only and currently no market for the common Stock exists. (See "Risk Factors" and "Dilution").

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information

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

contained   in  this  prospectus,  before  making  an  investment
decision concerning the common stock.

Special Note Regarding Forward-Looking Statements

This Prospectus contains forward-looking statements, including statements concerning possible or assumed future results of operations of WSD and those preceded by, followed by or that include the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. Investors should understand that the factors described below, in addition to those discussed elsewhere in this document, could affect WSD's future results and could cause those results to differ materially from those expressed in such forward-looking statements. These factors include
- material adverse changes in economic conditions in the markets WSD serves;
- future regulatory actions and conditions in WSD's operating areas;
-     competition from others; and
-     other risks and uncertainties.



WSD Has No Demonstrable Track Record of Successful Operations

WSD was formed in August 2000. WSD has no demonstrable operations record, on which you can evaluate the business and its prospects. WSD's prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. WSD cannot guarantee that it will be successful in accomplishing its objectives. To date, WSD has not achieved profitability and may incur losses in the next twelve to eighteen months.

WSD  May  not Be  Able to Attain Profitability Without Additional
Funding, Which May Be Unavailable

WSD has limited capital resources. Unless WSD begins to generate sufficient revenues to finance operations as a going concern, WSD may experience liquidity and solvency problems. While WSD does not foresee such difficulties in the next twelve months, liquidity and solvency problems may force WSD to go out of business if additional financing is not available.

WSD's Market Niche is Particularly Vulnerable in Economic Downturns

Wine cellars are luxury items that aren't necessities. In an economic downturn, less people would be installing and/or upgrading wine cellars. Consequently, in a downturn, the demand for WSD's products and services is likely to fall. As a result, WSD may not generate sufficient revenues to continue operations.

WSD Operates in a Small Regional Market, Which Exposes WSD to
Regional Economic Fluctuations

Initially,  WSD's  sales  will  be  concentrated  in   a   single
metropolitan  area  around  Phoenix,  Arizona.   A  slowdown   in
residential growth in that area may result in a smaller order flow and lower revenues.

Principal Stockholders, Officers and Directors Control the Majority of Outstanding Stock in WSD

The directors and executive officers and their affiliates beneficially own approximately 95% of the outstanding common stock. As a result, these stockholders could exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate

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

transactions.   This  concentration of  ownership  may  have  the
effect of delaying or preventing a change in control of WSD.

WSD Does not Have Employment Contracts with Top Management

The operations of WSD depend substantially on the skills and experience of the current management team. Without employment contracts, WSD may lose current management to other pursuits without a sufficient warning and, consequently, go out of business.

Top Management of WSD May Have Substantial Conflicts of Interest

Top management of WSD may have a conflict of interest with WSD because of their involvement with Quinlan Air Conditioning and Heating, a similar business that may compete with WSD.

The Stock of WSD Is a Speculative Investment That May Result in
Losses to Investors

WSD  has  never paid nor plans to pay any dividends.   Thus,  the
investors may realize a positive return on their investment only from capital appreciation of their WSD stock.

As of the date of this Registration Statement, there is no public market for WSD's Common Stock. This Registration Statement is a step toward creating a public market for WSD's stock, which may enhance the liquidity of WSD's shares. However, there can be no assurance that a meaningful trading market will develop. WSD makes no representation about the value of its Common Stock.

If the stock ever becomes tradable, the trading price of WSD's common stock could be subject to wide fluctuations in response to variations in quarterly results of operations, the gain or loss of significant customers, changes in earning estimates by analysts, announcements of technological innovations or new solutions by WSD or its competitors, general conditions in service industries, and other events or factors, many of which are beyond WSD's control. In addition, the stock market may experience extreme price and volume fluctuations which, without a direct relationship to the operating performance, may affect the market price of WSD's stock.

WSD Stock Is Likely to Be Subject to Penny Stock Regulation



The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market

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

for  a  stock that becomes subject to the penny stock rules,  and
accordingly,  customers  in  Company  securities  may   find   it
difficult to sell their securities, if at all.

Item 4. Use of Proceeds.

The  proceeds  of the Offering will go directly  to  the  Selling
Stockholders. None of the proceeds will be available to    WSD    .

Item 5. Determination of Offering Price.

The Selling Stockholders may sell all or part of their shares  in the  over-the-counter market at prices related to the  prevailing
market prices of    WSD    's common stock at the time. The price per
share is likely to be based on the bid price for    WSD    's common
stock  on the dates of specific sales, unless shares are sold  in
private transactions.  Consequently,    WSD     currently cannot make
a determination of the price.

Item 6. Dilution.

Not applicable.


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

Item 7. Selling Security Holders.

The following table sets forth (i) the number of outstanding shares, beneficially owned by the selling stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete:

-------------------------------------------------------------------------------
                                    Number
                                      of                  Number     Percentage
                                    Shares                  of           of
                                 Beneficially             Shares       Shares
   Name of Beneficial Owner         Owned      Number Beneficially Beneficially
      of Common Stock               before        of       Owned        Owned
                                     the        Shares   after the    after the
                                   Offering     Offered   Offering    Offering
-------------------------------------------------------------------------------
Earl Gilbrech                       400,000     100,000   300,000       2.9%
Jack Davelaar                         4,000       4,000    None         None
Christina Investments,Inc(1)          4,000       4,000    None         None
Carl Suter                            4,000       4,000    None         None
Thomas Beck                           4,000       4,000    None         None
Joe Glen                              4,000       4,000    None         None
John Shaffer                          4,000       4,000    None         None
Providential ManagementGroup, LTD(2)  4,000       4,000    None         None
Kenneth Laurent                       4,000       4,000    None         None
Todd Laurent                          4,000       4,000    None         None
Pamela Grover                         4,000       4,000    None         None
Carl Grover,Jr.                       4,000       4,000    None         None
Success Enterprises,LLC(3)            4,000       4,000    None         None
Shantel Denny                         4,000       4,000    None         None
Lamar Wasescha                        4,000       4,000    None         None
Edward Stowe                          4,000       4,000    None         None
Mary Piccolo                          4,000       4,000    None         None
James Piccolo                         4,000       4,000    None         None
Club Realty(4)                        4,000       4,000    None         None
Jack Hester                           4,000       4,000    None         None
William Karbula                       4,000       4,000    None         None
David Palmieri                        4,000       4,000    None         None
Gary Sanchez                          4,000       4,000    None         None
Jake Jacobson                         4,000       4,000    None         None
Michael Sanchez                       4,000       4,000    None         None
Carolyn Butler                        4,000       4,000    None         None
Dale Trier                            4,000       4,000    None         None
Christos Loukas                       4,000       4,000    None         None
-------------------------------------------------------------------------------

(1)  Paul W. Andre controls Christina Investments, Inc.
(2)  Lucas Zlosilio controls Providential Management Group, LTD.
(3)  Ross Denny controls Success Enterprises, LLC.
(4)  Steven Smith controls Club Realty.

None of the Selling Stockholders has been affiliated with    WSD
in any capacity in the past three years.

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

Item 8. Plan of Distribution.

The  selling stockholders may offer their shares at various times in one or more of the following transactions:
-    in the over-the-counter market;
-    on any exchange on which the shares may hereafter be listed;
-    in negotiated transactions other than on such exchanges;
-    by pledge to secure debts and other obligations;
-    in  connection with the writing of non-traded and exchange-
     traded   call  options,  in  hedge  transactions,  in  covering
     previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or
-    in a combination of any of the above transactions.

The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

The  selling  stockholders may use broker/dealers to  sell  their
shares.   The  broker/dealers will either  receive  discounts  or
commissions from the selling stockholders, or they will receive commissions from purchasers of shares.

Some of the Selling Stockholders may be eligible and may elect to sell some or all of their shares pursuant to additional exemptions to the registration requirements of the Securities Act, including but not limited to, Rule 144 promulgated under the Securities Act, rather than pursuant to this Registration Statement.

Under certain circumstances the Selling Stockholders and any broker/dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions received by such broker/dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act. The Selling Stockholders may agree to indemnify such broker/dealers against certain liabilities, including liabilities under the Securities Act.

The Selling Stockholders will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act, which may limit the timing of purchases and sales of the Shares by the Selling Stockholders. Under the rules and regulations of the Exchange Act, any person engaged in the distribution or the resale of shares may not simultaneously
engage  in market making activities with respect to    WSD    's
common stock for a period of two business days prior to the commencement of such distribution.

The Selling Stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by
them.  The Shares offered hereby are being registered by    WSD    ,
and    WSD      has paid the expenses of the preparation of this
Prospectus.   WSD      has  not made any underwriting arrangements
with respect  to the sale of shares offered hereby.

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

Item 9. Legal Proceedings.

No director, officer, significant employee, or consultant of    WSD
     has been convicted in a criminal proceeding, exclusive of traffic violations.

No director, officer, significant employee, or consultant of    WSD
     has been permanently or temporarily enjoined, barred, suspended, or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer, significant employee, or consultant of    WSD
     has been convicted of violating a federal or state securities or commodities law.

Certain  aspects of    WSD    's business involve risks of liability.
For  example,  there can be no assurance that third parties  will
not claim that    WSD     has misappropriated their creative ideas or
otherwise infringed upon their proprietary rights. Any claims of infringement, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention,
require      WSD     to  enter  into  costly  royalty or licensing
arrangements to prevent    WSD     from using important technologies
or methods,  any  of which could have a material adverse  effect on
   WSD    's business, financial condition or operating results.

Item  10.  Directors, Executive Officers, Promoters  and  Control
           Persons.

Directors, Executive Officers, Promoters and Control Persons

Each of    WSD    's directors is elected by the stockholders to a
term of one (1) year and serves until his or her successor is elected and qualified. Each of the officers is appointed by the Board of Directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing, or compensation committees.

The  following  table  sets forth certain  information  regarding
executive officers and directors of    WSD     as of the date of
this Registration Statement:

  Name and Address            Age                 Position
-----------------------------------------------------------------
Michael G. Quinlan             31           President, CFO, and
8343 E. Earll Drive                         Director
Scottsdale, AZ. 85251


Michelle R. Quinlan            32           Secretary and Director
8343 E. Earll Drive
Scottsdale, AZ.85251


The  persons  named  above have held their office/position  since
inception of    WSD     and are expected to hold their office/position
until the next annual meeting of    WSD    's stockholders.

Background  of  Directors,  Executive  Officers,  Promoters   and
Control Persons

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

Michael G. Quinlan, President, CFO, and Director, was employed by SunVek, a leading remodeling, roofing, and air conditioning firm from November 1995 to February 1997. While at SunVek, Mr. Quinlan specialized in installing large air conditioning systems. From February 1997 to present, Mr. Quinlan has been self-employed at Quinlan Air Conditioning and Heating in the air conditioning/refrigeration industry. Quinlan Air Conditioning and Heating is currently generating several hundred thousand dollars a year in sales.



Michelle R. Quinlan, Secretary and Director, has handled the administrative duties and assisted in the sales of air conditioning systems for Quinlan Air Conditioning and Heating from 1996 to present. In 1998, Mrs. Quinlan implemented a financing and alternative payment program for the customers that substantially increased the marketability and sales of Quinlan Air Conditioning and Heating.

Family Relationships

Michael G. Quinlan and Michael G. Quinlan are husband and wife.

Conflicts of Interest

Michael G. Quinlan and Michelle R. Quinlan may have a conflict of
interest  with    WSD     because of their involvement with Quinlan  Air
Conditioning  and  Heating.  However,  Mr.  Quinlan  devotes  the majority of his time to the Wine Systems Design.  In the  future,
   WSD      will  draft  an  employment agreement to minimize  potential conflicts of interest.

Item  11.  Security  Ownership of Certain Beneficial  Owners  and
           Management.

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of
   WSD    's  Common Stock by all persons known by    WSD     to be
beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named
beneficial owner has, to    WSD    's knowledge, either sole or
majority voting and investment power.


               Name and Address of                      Amount of
                 Beneficial Owner                      shares held  Percent of
Title of Class       Shares            Position         by Owner      Class
-----------------------------------------------------------------------------
Common         Michael G. Quinlan     President and       10,000,000    95%
               8343 E. Earll Drive       Director
               Scottsdale, AZ. 85251

Common         Michelle R. Quinlan    Secretary and          None      None
               8343 E. Earll Drive       Director
               Scottsdale, AZ. 85251

Common                                Executive Officers   10,000,000   95%
                                      and Directors as a
                                      Group

Item 12. Description of Securities.

   WSD    's authorized capital stock consists of 25,000,000 shares
of common  stock, par value $0.001 per share. The holders of    WSD
    's common stock:
- have  equal ratable rights to dividends from funds  legally
  available therefor, when, as and if declared by    WSD    's Board
  of Directors;
- are  entitled  to  share ratably in all  of    WSD    's assets
  available  for  distribution to holders of  common  stock  upon
  liquidation, dissolution or winding up of    WSD    's affairs;
- do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and



- are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and
non  assessable.   WSD    's Articles of Incorporation and Bylaws,
incorporated   here  by  reference  to  the  Exhibits   to   this
Registration Statement, and the applicable statutes of the State of Nevada contain a more complete description of the rights and liabilities of holders of our securities.

Non-Cumulative Voting

Holders of shares of    WSD    's common stock do not have cumulative
voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

After  this  offering,     WSD     will furnish  its  shareholders
with annual   financial   reports  certified  by      WSD    's
independent accountants,  and  may,  in    WSD    's discretion,
furnish  unaudited quarterly financial reports.

Item 13. Interest of Named Experts and Counsel.

None.

Item 14. Disclosure of Commission Position of Indemnification for
Securities Act Liabilities.

    Indemnification of Directors and Officers

WSD's Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former directoror officer. See Item 24 "Indemnification of Directors and Officers."

The Securities and Exchange Commission's Policy on Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. Organization Within Last Five Years.

Wine   Systems   Design,  Inc.  ("WSD"  or  the  "Company")   was
incorporated in the State of Nevada on August 31, 2000.      WSD
is pursuing a business plan of becoming a high-end, high-profile wine-cellar cooling system company. As of the date of this
Prospectus,    WSD     has generated only limited revenues.

See  Item  26 "Recent Sales of Unregistered Securities"  for  the
capitalization history of    WSD    .

Item 16. Description of Business.

A.   Business Development and Summary

Wine   Systems   Design,  Inc. was incorporated in the State of Nevada
on August 31, 2000.      WSD      is engaged  in the business of
installing and maintaining  high-end, high-profile wine-cellar cooling
systems.  As of the date of this Prospectus,     WSD      has  generated
only  limited  revenues  and  is considered a development stage company.

   WSD    's  administrative office is located at 8343 E.  Earll  Drive,
Scottsdale,  Arizona  85251,  telephone  (480)  423-0447.      WSD    's
registered agent is Corporate Service Center, Inc., 1475 Terminal
Way, Suite E, Reno, Nevada 89502-3225.

   WSD    's fiscal year end is June 30.

B.Business of Issuer

(1)  Principal Products and Services and Principal Markets

   WSD     is in the business of installing and maintaining high-end
wine-cellar cooling systems.    WSD     is commencing its operations in
Arizona  with  plans  eventually  to  expand  to  other  regions.
Initially,    WSD     is capitalizing on a growth boom in the Phoenix
metro area.

   WSD offers a Wine Refrigeration System, which includes a custom designed refrigeration unit Bohn. "Wine Refrigeration System" is a high-end air-conditioning system that is built specifically to the dimensions of wine cellar. WSD uses TXV (Thermal Expansion Valve), which controls the metering of the refrigerant to the indoor coil and maintains a constant superheat. Superheating is the heating of the refrigerant above its boiling point without causing vaporization. WSD will install at the customer request a humidifier that regulates the humidity in the wine cellar. These humidifiers must be designed for the exact size of the cellar.

WSD  currently  has approximately 40 projects under construction.
The Company also has bid on approximately 10 more projects.

For each projects, WSD typically enters into a contract with a general contractor. WSD bills the counter-party at the end of each month with a 60-day payment term. WSD does not intend to enter into standardized contracts with its purchasers.

WSD offers its clients weekly, monthly, and annual maintenance programs supported by a qualified staff of technicians. As of the date of this Registration Statement, WSD has not commenced its maintenance service operations. The primary reason for this is that most recently installed units are brand-new and do not yet require maintenance. WSD expects its first maintenance contracts to commence in the third quarter of calendar 2001.

In  the future,    WSD     plans to extend its product/service
offerings to  address the needs of fur storage, floral storage,
and tobacco humidors.   Additionally,    WSD     plans to  expand
its business to include Wine System Racking and provide "total" Wine Cellar Design.

(2)  Distribution Methods of the Products or Services

   WSD    's  marketing strategy is to promote its products  among
wine enthusiasts who desire the best equipment specifically designed for wine cellars. A priority for such wine enthusiasts is to protect the investment into a fine wine collection.

Currently,  the target market includes high-end custom  homes  in
the Phoenix, AZ, area.     WSD     current contracts are exclusively
in that area. However,    WSD     has bids out in several other states
and one  bid  in  Korea  for  residential  units.   In  addition  to
residential  markets,    WSD     expects to be able  to  move  into the
commercial market and currently has one system under bid out for a local restaurant.

   WSD     plans to reach its target customer through several direct
and indirect  channels.  In an effort to generate  awareness  of its
products  and  services,    WSD     will work with custom homebuilders,
wine  distributors, and specialty wine stores in target  markets.
In   the   initial   stages,  the  cost-effective   word-of-mouth
advertising will play a significant role.

A  consistent  reach and frequency of advertising throughout  the
year should be effective in achieving    WSD    's goal of penetrating
the niches of Racking and total Cellar Design in six to twelve months.

(3)  Status of any announced new product or service

None.

(4)  Industry background

Investment grade wines have been producing good returns over the years. Investors realize that this is a good long-term investment (several years) and are choosing to store their wines at home. Hence, wine cellars in the last few years have become very popular for high end (over one million dollar) homes.

Unfortunately, for many years, owners of private wine cellars had to rely on climate control systems that were not designed specifically for their needs. That frequently resulted in very expensive wine collections being ruined by storage in damaging temperature or humidity conditions.

The competition in the wine cellar industry is very sparse and spread out. There is not one company that dominates the market.

The  main  competitors of    WSD     are primarily providers of
standard air-conditioning hardware and services. Typically, the prices of competitors are relatively high because of their inability to build a custom unit for a specific wine cellar.

   WSD believes that its products and services provide a solution with more versatility and features and have superior performance over other competitors. However, there can be no
assurance that    WSD    's perceptions of its competitive
strength are accurate.

(5)  Raw Materials

   WSD      uses materials and equipment that are widely available
from multiple  suppliers.      WSD      installs  the  following
brands   of equipment:  Heat Craft, Larkin, Bohn, Copeland,
MagicAire,  Total Line,    and    Ranco.       WSD    's   business
does   not    depend disproportionately  on  any  single  supplier
or  a   group   of suppliers.

   Currently,  WSD uses the following five suppliers  of  equipment:
RSD  Refrigeration  Supply  Distributor,  American  Refrigeration
Supply,  Pamela,  Signer and Reeves, and Web  Distributors.   WSD
does  not  expect  any  delays in receiving  equipment  from  its
suppliers.   WSD  currently purchases equipment at  list  prices.
However, as the volume of purchases increases, WSD may be in a position to obtain equipment at a discount.

(6)   Customers

   WSD     plans to direct the majority of its sales to new  home
construction projects and some high-end restaurants. The typical customer is someone who maintains a medium to a large collection
of wine.    WSD     does not expect that a single customer will account
for a disproportionately large share of    WSD    's sales. Currently,
   WSD     has a backlog  of  approximately  40   projects   worth
approximately $50,000.

   WSD     carries a $500,000 policy to  insure  against potential
liability   for   damages  resulting  from   possible   equipment
malfunction.

(7)  Intellectual Property

   WSD     does not have any patents,trademarks, licenses,franchises, concessions or royalty agreements.

There  can  be  no assurance that third parties  will  not  bring
claims of patent or technology infringement against    WSD     or claim
that     WSD    's  use of certain technologies violates a patent. Any
claims  of  infringement, with or without merit,  could  be  time
consuming   to  defend,  result  in  costly  litigation,   divert
management attention, require    WSD     to enter into costly royalty or
licensing  arrangements  to  prevent     WSD      from  using  important
technologies  or  methods, any of which  could  have  a  material
adverse   effect  on     WSD    's  business, financial condition or
operating results.

(8)  Need for Government Approval

   WSD    's   business  involves  handling  refrigerants, which are
considered  hazardous  materials.    WSD    's  technicians  must be
qualified  and properly certified by the Environmental Protection
Agency  (EPA)  to  work with such materials.    WSD      holds  a  C-39
contractors license in the state of Arizona.

(9)  Effect of existing or probable government regulations

As  outlined above, various aspects of    WSD    's business are or may
become  subject  to government regulation and/or  approval.   Any
changes in the regulatory environment are likely to affect    WSD    's
business, results of operation, and financial condition.

(10) Research and Development

   WSD       does   not  devote material resources  to research  and
development activities.

(11) Environmental Issues

   WSD     installs  systems that use refrigerants. The  use  and/or
disposal   of  refrigerants  is  subject  to  proper  refrigerant
practices  approved by the United States Environmental Protection
Agency.      A  properly  licensed employee  can  comply  with  such
practices at no additional cost to WSD.

Michael Quinlan is certified as Type I and Type II Technician as required by 40 CFR, part 82, Subpart F and in accordance with section 608 of the Clean Air Act. Michael Quinlan completed testing and obtained his license in 1992. Michael Quinlan is the only WSD Employee that maintains a license.

(12) Employees

As of the date of this Registration Statement,    WSD     has three
employees.    WSD    's employees are not represented by a  collective
bargaining  agreement, and    WSD     believes that its relations with
its employees are good.

   WSD    's  growth  plans may require additional staff.  However,
   WSD     does  not  expect to hire any additional staff at least
for  the next twelve months.

Item 17. Management's Discussion and Plan of Operation.

This section must be read in conjunction with Audited and Unaudited Financial Statements included in this Registration
Statement.

A.Management's Discussion

The Company was incorporated in the State of Nevada on August 31,
2000.   The  Company is a startup and has not  yet  realized  any
significant revenues from operations.  To date, the Company has:
-    organized operations,
-    capitalized itself through equity offerings,
- recruited and retained a management team and board of directors,
- developed a business plan and commenced initial operations, and
-    secured a variety of equipment to use as needed.

   In the initial approximately seven-month operating period from August 31, 2000 (inception) to March 31, 2001, the Company generated $27,577 in revenues resulting in a cumulative net loss
of   $5,775,  which  is  equivalent  to  $0.00  per  share.   The
cumulative net loss is attributable to the costs of start-up operations.

All of $27,577 in revenues that the Company has generated from inception to March 31, 2001 are attributable to the three-month period ended March 31, 2001. During that three-month period, the Company generated a gross profit of $11,554 and a net income of $4,974.

The Company operates under fixed-price contracts. Revenues from contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract. The method used is considered by management to be the best available for progress on the contracts. WSD bills customers for the completed portion of work at the end of each month allowing for a 60-day payment term.

Contract cost includes all direct labor and benefits, materials unique to or installed in the project, subcontract costs, and allocations of indirect costs related to contract performance. General and administrative, selling, and all other non-contract performance type costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, conditions and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Claims are included in revenues, to the extent contract costs relating to the claim have been incurred, only when realization is probable and can be reliably estimated.

Costs attributable to unpriced change orders are deferred (excluded from the cost of contract performance) until the parties involved have agreed to the contract change if it is probable  that the costs will be recovered through  a  change  in contract price. If recovery is not probable, the costs are included as costs of contract performance in the period in which the costs are incurred. Change orders in dispute or unapproved as to both scope and price are accounted for as claims.

The company provides allowances for doubtful receivables equal to the estimated collection losses based on a review of the current status of existing receivables coupled with historical collection experience. Management considers all receivables existing at the balance sheet date to be collectible.

Costs and estimated earnings and related billings at March 31, 2001, were as follows:

   Costs incurred on contracts in progress   $14,000
   Estimated earnings                          8,400
                                             -------
                                              22,400

                                             -------
   Less: Billings to date                     14,600
                                             -------
                                              $7,800


The net underbilling in the amount of $7,800 is included in the accompanying balance sheet as an asset.

During the reporting period, the Company incurred rental expense of $3,397 for equipment under various rental agreements, all of which were cancelable. The Company had no other rental or lease obligations at March 31, 2001.

The   Company's  revenues  to  date  have  consisted  mainly   of
receivables  and  underbillings.   Consequently,  the   Company's
operations from inception to March 31, 2001, resulted in a negative cash flow of $17,875.

The Company financed its initial operations by issuing common stock in exchange for cash and services. See Item 26 "Recent
Sales of Unregistered Securities."

As of March 31, 2001, the Company's assets consisted of $21,525 in cash, $14,600 in receivables, and $7,800 in underbillings. The Company's working capital was $41,225. The Company believes that its current working capital together with the projected cash flow will be sufficient to continue as a going concern for the next twelve months.

B.Plan of Operation

The Company designates the following as its priorities for the next six (6) to twelve (12) months:
- securing contracts for wine cooling systems installations and maintenance services; and
-     developing an advertising and marketing campaign.

Sales growth in the next six (6) to twelve (12) months is important for the Company's plan of operations. However, the Company cannot guarantee that it will generate such growth. If the Company does not generate sufficient cash flow to support its operations in the next twelve (12) to eighteen (18) months, it may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. However, there can be no assurance that the Company would be able to raise enough capital to stay in business.

C.Segment Data

As of March 31, 2001, the Company has generated sales revenue from a single segment of operations. Accordingly, no table showing percentage breakdown of revenue by business segment or product line is included.

Item 18. Description of Property.

   WSD     is  provided office space and equipment at no charge by
the majority  stockholder.  The office space and  equipment are not
material in value to    WSD    's operations.

Item 19. Certain Relationships and Related Transactions.

   WSD     is using office space provided at no charge by a shareholder.

   WSD uses three vehicles: a 1985 Chevy Truck, a 1998 Chevy Truck, and a 2000 Chevy Truck owned by Quinlan Air Conditioning and Heating, a company controlled by an officer and director of WSD .
   WSD bears no lease obligations with respect to these vehicles and pays for their use on a monthly basis. WSD 's monthly payments for the use of the vehicles is $565.00.

   WSD     has not engaged services of any promoters and, therefore, has no transactions with promoters to disclose in this section.

Item  20.  Market  for  Common  Equity  and  Related  Stockholder
Matters.

Market Information

As of the date of this Registration Statement, there is no public
market in    WSD    's Common Stock. This Registration Statement is a
step  toward creating a public market for    WSD    's stock, which may
enhance the liquidity of    WSD    's shares.  However, there can be  no
assurance  that  a meaningful trading market will  develop.    WSD
makes no representation about the value of its Common Stock.

   As of the date of this Registration Statement,

- there are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of WSD;
- there is no stock that currently could be sold pursuant to Rule 144 under the Securities Act or that WSD agreed to register for sale; in the future, 10,000,000 shares of Common Stock under Mr. Quinlan's control will be eligible for sale pursuant to Rule 144 under the Securities Act; and
- there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

Holders

As of the date of this  Registration  Statement,    WSD     has
approximately 10,508,000 shares of $0.001 par value common stock issued and outstanding held by approximately 29 shareholders of
record.    WSD    's Transfer Agent is Corporate Planners  Inc.,
16810 Ave. of the Fountains, Suite 222, Fountain Hills, AZ 85268.

Dividends

   WSD     has never declared or paid any cash dividends on its common
stock.For  the foreseeable future,    WSD     intends to  retain any
earnings  to  finance  the  development  and  expansion  of   its
business, and it does not anticipate paying any cash dividends on our common stock.  Any future determination to pay dividends will be  at  the  discretion  of the Board of Directors  and  will  be
dependent upon then  existing  conditions, including    WSD    's
financial   condition   and  results   of   operations,   capital
requirements, contractual restrictions, business prospects, and other factors that the board of directors considers relevant.

Item 21. Executive Compensation.

                                               Compensation for the Period from
                                               Inception (August 31, 2000)
                                               to December 31, 2000
                                            -----------------------------------
    Name                 Position                     Salary          Other
-------------------------------------------------------------------------------
Michael G.Quinlan     President and Director           None          $10,000
                                                             (10,000,000 shares
                                                              of common stock
                                                                at par value)

Michelle R. Quinlan   Secretary and Director           None            None

Item 22. Financial Statements.

a) The following audited financial statements are included as part of this Registration Statement:

-    Report of Michael L. Stuck CPA, P.C.

-    Balance Sheet as of December 31, 2000

-    Statement of Operations for the period from August 31, 2000
     (Inception) to December 31, 2000

-    Statement of Stockholder's Equity for the period from August
     31, 2000 (Inception) to December 31, 2000

-    Statement of Cash Flows for the period from August 31, 2000
     (Inception) to December 31, 2000

-    Notes to Financial Statements



b) The following unaudited financial statements are included as part of this Registration Statement:

-    Report of Michael L. Stuck CPA, P.C.

-    Balance Sheet as of March 31, 2001 and December 31, 2000

-    Statement of Operations for the Three Months Ended March 31,
     2001, the Period Ended December 31, 2000, and the Period August 31, 2000 (inception) to March 31, 2001

-    Statement of Stockholder's Equity for the period from August
     31, 2000 (Inception) to March 31, 2001

-    Statement of Cash Flows for the Three Months Ended March 31,
     2001, the Period Ended December 31, 2000, and the Period August 31, 2000 (inception) to March 31, 2001

-    Notes to Financial Statements

                  Michael L. Stuck C.P.A., P.C.
                   7641 E. Gray Road, Suite G
                      Scottsdale, AZ. 85260




INDEPENDENT AUDITOR'S REPORT
----------------------------

Board of Directors and Stockholders
Wine Systems Design, Inc.
Scottsdale, Arizona

We have audited the accompanying balance sheet of Wine Systems Design, Inc., a corporation, as of December 31, 2000 and the related statements of income, stockholders' equity, and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Generally Accepted Auditing Standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wine Systems Design, Inc. as of December 31, 2000, and its results of operations, and cash flows for the period then ended, in conformity with Generally Accepted Accounting Principles.

/s/ Michael L. Stuck
Michael L. Stuck
Certified Public Accountant

May 2, 2001
Scottsdale, Arizona

                                Wine Systems Design, Inc.
                             (a development stage enterprise)
                                      Balance Sheet
                                    December 31, 2000



                                                             December 31, 2000
                                                         ----------------------
                                         ASSETS
CURRENT ASSETS

     Cash                                                      $        10,045
                                                         ----------------------
           Total current assets                                         10,045

PROPERTY AND EQUIPMENT
                                                                             -
                                                         ----------------------
                                                               $        10,045
                                                         ======================

                           LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES

     Loan payable                                              $         2,400

STOCKHOLDER'S EQUITY

     Common stock, $.001 par value, 25,000,000,
     shares authorized, 10,400,000 shares issued
     and outstanding                                                    10,400
     Additional paid-in-capital                                          9,600
     Deficit accumulated during development stage                      (12,355)
                                                          ---------------------
         Total stockholders' equity                                      7,645
                                                          ---------------------
                                                                $       10,045
                                                         ======================

The accompanying notes are an integral part of these financial statements.

                             Wine Systems Design, Inc.
                          (a development stage enterprise)
                               Statement of Income
           For the Period August 31, 2000 (inception) to December 31, 2000


                                                               August 31,2000
                                                              (inception) to
                                                              December 31,2000
                                                            ------------------

REVENUE                                                        $             -

COST OF SALES                                                                -
                                                             -----------------
GROSS PROFIT                                                                 -

OPERATING EXPENSES

Filing Fees                                                                600
Office Supplies                                                             55
Outside services                                                        10,000
Professional Fees                                                        1,700
                                                             -----------------
                                                                        12,355
                                                             -----------------
NET INCOME (LOSS) BEFORE INCOME TAXES                                 (12,355)

INCOME TAXES                                                                 -
                                                             -----------------
NET INCOME ( LOSS )                                            $      (12,355)
                                                             =================

EARNINGS PER SHARE OF COMMON STOCK                                      (0.00)


WEIGHTED AVERAGE NUMBERS OF SHARES OUTSTANDING                      10,400,000


The accompanying notes are an integral part of these financial statements.

                           Wine Systems Design, Inc.
                       (a development stage enterprise)
                       Statement of Stockholders' Equity
                              December 31, 2000

                                                              Deficit
                                                            Accumulated
                                                  Paid in     During
                          Common     Stock        Capital   Development
                           Stock     Amount       Amount      Stage      Total
                        ----------  --------    ----------  -----------  ------
Balance August 31,2000          -   $      -    $        -  $       -  $     -

Stock issued           10,400,000     10,400         9,600          -   20,000

Retained earnings (loss)        -          -             -    (12,355) (12,355)
                       ----------   --------    ----------   ---------  -------

Balance                10,400,000    $10,400    $    9,600   $(12,355) $ 7,645
December 31,2000
                       ==========   ========    ==========   =========  =======

The accompanying notes are an integral part of these financial statements.

                              Wine Systems Design, Inc.
                          (a development stage enterprise)
                               Statement of Cash Flows
              For the Period August 31, 2000 (inception) to December 31, 2000


                                                                August 31,2000
                                                                (inception)to
                                                              December 31,2000
                                                             ------------------
Net income (loss)                                              $       (12,355)
   Adjustments to reconcile net income to net
      cash provided by operating activities:
          Stock issued for services rendered                            10,000
                                                             ------------------
Cash Used in Operations                                                 (2,355)
                                                             ------------------

Cash Used in Investing Activities                                             -
                                                             ------------------

Cash Provided by Financing Activities
    Shareholder loan                                                     2,400
    Stock issued                                                        10,000
                                                             ------------------
                                                                        12,400
                                                             ------------------

Net Change in Cash                                                      10,045

Beginning Balance                                                            -
                                                             ------------------
Ending Cash Balance                                            $        10,045
                                                             ==================

The accompanying notes are an integral part of these financial statements.

                    WINE SYSTEMS DESIGN, INC.
                (a development stage enterprise)
                  Notes to Financial Statements
                        December 31, 2000



NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Description of Operations
         -------------------------
         The Company was organized under the laws of the state of Nevada in 2000 and is authorized to do business in the United States. The Company has no revenue from operations during the period covered by this financial statement.

         Method of Accounting
         --------------------
         These financial statements are prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. Consequently, revenues are recognized when earned and expenses are recognized when the obligation is actually incurred.

         Income Taxes and Cash Flows
         ---------------------------
         The Company accounts for income taxes and the statement of cash flows in accordance with Financial Accounting
         Standards Board Statement No. 109 and No. 95.

         Cash and Cash Equivalents
         -------------------------
         Cash and cash equivalents include all highly liquid investments with a maturity of three months or less when purchased.

            Fiscal Year End
         ---------------
         The Company's Fiscal Year End is June 30.

  NOTE 2 - EARNINGS PER SHARE

         Earnings per share has been computed by dividing net income/(loss) by the weighted average number of common shares outstanding for the period. There are no items which are deemed to be common stock equivalents during the audit period.

  NOTE 3: COMMON STOCK

         As of December 31, 2000, the Company had 10,400,000 shares of common stock, par value $0.001, issued and outstanding. 400,000 shares of stock were issued for cash with the balance representing start-up costs.

  NOTE 4 - LEASE COMMITMENTS

         The Company currently has no commitments for leases or contingencies.

  NOTE 5 - USE OF ESTIMATES

         The preparation of financial statements in conformity with Generally Accepted Accounting Principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates.

                  Michael L. Stuck C.P.A., P.C.
                   7641 E. Gray Road, Suite G
                      Scottsdale, AZ. 85260
                          480-607-1084

May 11, 2001

Board of Directors and Stockholders
Wine Systems Design, Inc.
Scottsdale, Arizona

We have reviewed the accompanying balance sheet of Wine Systems Design, Inc. as of March 31, 2001, and the related statements of income, retained earnings, and cash flows for the period then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Wine Systems Design, Inc.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based   on   our  review,  we  are  not  aware  of  any  material
modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

Our review was made primarily for the purpose of expressing limited assurance that there are no material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles. The supplementary data are presented only for supplementary analysis purposes. This supplementary information has been subjected to the inquiry and analytical procedures applied in the review of the basic financial statements, and we have not become aware of any material modifications that should be made to this data.

The  financial statements for the period ended December 31, 2000, were audited by us and we expressed an unqualified opinion on the
statements  in  our  report  dated May  2,  2001.   We  have  not
performed any auditing procedures since that date.

/s/ Michael L. Stuck
Michael L. Stuck
Certified Public Accountant

May 11, 2001
Scottsdale, Arizona

                          Wine Systems Design, Inc.
                       (a development stage enterprise)
                               Balance Sheets
                   March 31, 2001 and December 31, 2000


                                                Unaudited            Audited
                                              March 31,2001    December 31,2000
                                              -------------    ----------------

                       ASSETS

CURRENT ASSETS
  Cash                                          $   21,525          $   10,045

  Contracts Receivable                              14,600                   -

  Costs and Earnings in
   Excess of Billings
   on Uncompleted Contracts                          7,800                   -
                                              -------------    ----------------
Total Curent Assets                                 43,925              10,045



PROPERTY AND EQUIPMENT                                   -                   -
                                              -------------    ----------------
                                                $   43,925          $   10,045
                                              =============    ================



        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts Payable                              $      300          $        -

  Loan payable                                       2,400               2,400
                                              -------------    ----------------
Total Current Liabilities                            2,700               2,400
                                              -------------    ----------------


STOCKHOLDER'S EQUITY
  Common stock, $.001
   par value, 25,000,000,
   shares authorized,
   10,508,000 shares issued
   and outstanding                                  10,508              10,400

  Additional paid-in-capital                        36,492               9,600

  Deficit accumulated
    during development stage                        (5,775)            (12,355)
                                              -------------    ----------------

 Total stockholders' equity                         41,225               7,645
                                              -------------    ----------------
                                                $   43,925          $   10,045
                                              =============    ================


See accountant's review report
The accompanying notes are an integral part of these statements

                          Wine Systems Design, Inc.
                      (a development stage enterprise)
                            Statements of Income
    For the Three Months Ended March 31, 2001, the Year Ended December 31, 2000
          and the Period August 31, 2000 (inception) to December 31, 2000



                               Unaudited
                                 Three          Audited         August 31,2000
                                 Months      August 31,2000         (inception)
                                  Ended            to                   to
                              March 31,2001  December 31,2000     March 31,2001
                          -----------------  ----------------- ----------------

Revenue                            $ 27,577               $ -          $27,577


Cost of Sales                        16,023                 -           16,023
                          -----------------  ----------------- ----------------

Gross Profit                         11,554                 -           11,554


Operating Expenses
Filing Fees                               -               600              600

Charitable donations                    300                 -              300

Dues & subscriptions                    374                 -              374

Office Supplies                         243                55              298

Outside Services                          -            10,000           10,000

Professional fees                       300             1,700            2,000

Insurance                               818                 -              818

Postage                                 156                 -              156

Telephone                             1,988                 -            1,988

Vehicle expenses                        795                 -              795
                          -----------------  ----------------- ----------------

                                      4,974            12,355           17,329
                          -----------------  ----------------- ----------------
Net Income (Loss)
before Income Taxes                   6,580           (12,355)          (5,775)

Income Taxes                              -                 -                -
                          -----------------  ----------------- ----------------

Net Income (Loss)                   $ 6,580         $ (12,355)         $(5,775)
                          =================  ================= ================


Earnings Per Share of                 $0.00           $ (0.00)
Common Stock


Weighted Average Number
of Shares Outstanding            10,508,000        10,400,000


See accountant's review report
The accompanying notes are an integral part of these statements

                          Wine Systems Design, Inc.
                      (a development stage enterprise)
                     Statement of Stockholders' Equity
                              March 31, 2001


                                                              Deficit
                                                            Accumulated
                                                    Paid in   During
            Preferred  Stock     Common    Stock    Capital Development
                Stock  Amount     Stock    Amount    Amount   Stage     Total
               ------  ------  ----------  -------  -------  -------- ---------

Balance
August 31,2000      -  $    -         -    $   -    $   -    $   -    $     -


Stock issued        -       - 10,400,000   10,400    9,600        -     20,000


Retained            -       -          -        -        -  (12,355)   (12,355)
earnings(loss)
               ------  ------  ----------  -------  -------  -------- ---------

Balance
December 31,2000    -       - 10,400,000    10,400    9,600 (12,355)     7,645


Stock issued        -       -    108,000       108   26,892       -     27,000


Retained
earnings(loss)      -       -           -        -        -    6,580     6,580
               ------  ------  ----------  -------  -------  -------- ---------

Balance
March 31,2001       -  $    -  10,508,000  $10,508  $36,492  $(5,775) $ 41,225
               ======  ======  ==========  =======  =======  ======== =========


See accountant's review report
The accompanying notes are an integral part of these statements

                          Wine Systems Design, Inc.
                     (a development stage enterprise)
                         Statements of Cash Flows
   For the Three Months Ended March 31, 2001, the Year Ended December 31, 2000
         and the Period August 31, 2000 (inception) to March 31, 2001



                              Unaudited             Audited      August 31,2000
                          Three Months Ended   August 31,2000 to  (inception)to
                            March 31,2001       December31, 2000  March 31,2001
                            -------------       ----------------   ------------

Net income (loss)               $6,580             $(12,355)           $(5,775)

Adjustments to reconcile
 net income to net cash
 provided by operating
 activities:

Contracts Receivable           (14,600)                                (14,600)

Costs and Estimated
 Earnings in Excess
 of Billings on
 Uncompleted Contracts          (7,800)                                 (7,800)

Accounts Payable                   300                                     300

Stock issued for
services rendered                    -               10,000             10,000
                              --------              --------           --------
Cash Used in Operations        (15,520)              (2,355)           (17,875)
                              --------              --------           --------

Cash Used in Investing
  Activities                         -                    -                  -
                              --------              --------           --------
Cash Provided by Financing
 Activities

Shareholder loan                                      2,400              2,400

Stock issued                    27,000               10,000             37,000
                              --------              --------           -------

                                27,000               12,400             39,400

Net Change in Cash              11,480               10,045             21,525


Beginning Balance               10,045                    -                  -
                              --------              --------           -------

Ending Cash Balance           $ 21,525              $ 10,045          $ 21,525
                              ========              ========          ========



See accountant's review report
The accompanying notes are an integral part of these statements

                    Wine Systems Design, Inc.
                (a development stage enterprise)
                  Notes to Financial Statements
              March 31, 2001 and December 31, 2000

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Description of Operations
       -------------------------
       The Company was organized under the laws of the state of Nevada in 2000 and is authorized to do business in the
       United  States.  The Company is engaged primarily  in  the business of residential wine cooler installations in the state of Arizona. The length of the Company's contracts varies, but typically does not exceed twelve months.
       Accordingly, the assets and liabilities relating to the Company's contracts are classified as current. The Company grants credit to its customers. The Company is in the process of establishing supply sources, acquiring assets, training subcontractors and developing its market.

       Method of Accounting
       --------------------
       These financial statements are prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. Consequently, revenues are recognized when earned and expenses are recognized when the obligation is actually incurred.

       Income Taxes and Cash Flows
       ---------------------------
       The Company accounts for income taxes and the statement of cash flows in accordance with Financial Accounting
       Standards Board Statement No. 109 and No. 95.

       Cash and Cash Equivalents
       -------------------------
       Cash and cash equivalents include all highly liquid investments with a maturity of three months or less when purchased.

       Revenue and Cost Recognition
       ----------------------------
       The Company operates under fixed-price contracts. Revenues from contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract. The method used is considered by management to be the best available for progress on the contracts.

       Contract cost includes all direct labor and benefits, materials unique to or installed in the project, subcontract costs, and allocations of indirect costs related to contract performance. General and administrative, selling and all other noncontract performance type costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, conditions and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Claims are included in revenues, to the extent contract costs relating to the claim have been incurred, only when realization is probable and can be reliably estimated.

       Costs attributable to unpriced change orders are deferred (excluded from the cost of contract performance) until the parties involved have agreed to the contract change if it is probable that the costs will be recovered through a change in contract price. If recovery is not probable, the costs are included as costs of contract performance in the period in which the costs are incurred. Change orders in dispute or unapproved as to both scope and price are accounted for as claims.

                    Wine Systems Design, Inc.
                (a development stage enterprise)
                  Notes to Financial Statements
              March 31, 2001 and December 31, 2000
                           -continued-

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -continued-

       The asset, "costs and estimated earnings in excess of billings on contracts in progress," (underbillings) represents revenues recognized in excess of amounts billed. The liability, "billings in excess of costs and estimated earnings on contracts in progress," (overbillings) represents billings in excess of revenues recognized.

       Contract Receivables
       --------------------
       The company provides allowances for doubtful receivables equal to the estimated collection losses based on a review of the current status of existing receivables coupled with historical collection experience. Management considers all receivables existing at the balance sheet date to be collectible.

       Financial Instruments
       ---------------------
       The carrying amounts reflected in the balance sheet for cash, contracts receivable and debt approximate their fair value.

       Fiscal Year End
       ---------------
       The Company's Fiscal Year End is June 30.

  NOTE 2 - COSTS AND ESTIMATED EARNINGS ON CONTRACTS IN PROGRESS

       Costs and estimated earnings and related billings at March 31, 2001, were as follows:

       Costs incurred on contracts in progress      $  14,000
       Estimated earnings                               8,400
                                                    ---------
                                                       22,400
       Less: Billings to date                          14,600
                                                    ---------
                                                    $   7,800
                                                    =========

       Included in the accompanying balance sheet under the following captions:

       Costs and estimated earnings in excess of
       billings on contracts in progress            $   7,800
       Billings in excess of costs and estimated
       earnings on contracts in progress                   -0-   $  7,800
                                                    =========   =========
  NOTE 3 - EARNINGS PER SHARE

       Earnings per share has been computed by dividing net income/(loss) by the weighted average number of common shares outstanding for the period. There are no items which are deemed to be common stock equivalents during the audit period.

  NOTE 4 - COMMON STOCK

       As of March 31, 2001 and December 31, 2000, the Company had 10,508,000 and 10,400,000, respectively, shares of common stock, par value $0.001, issued and outstanding.

                    Wine Systems Design, Inc.
                (a development stage enterprise)
                  Notes to Financial Statements
              March 31, 2001 and December 31, 2000
                           -continued-

  NOTE 5 - LEASE COMMITMENTS

         The  Company  incurred  rental  expense  of  $3,397  for
         equipment under various rental agreements, all of  which
         were   cancelable.   The  Company  had  no  other  lease
         obligations at March 31, 2001.

  NOTE 6 - USE OF ESTIMATES

          The preparation of financial statements in conformity with Generally Accepted Accounting Principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates.

  NOTE 7 - RELATED PARTY TRANSACTIONS

          The Company is provided office space and equipment at no charge by the majority stockholder. The office space and equipment are not material in value and consequently are not included in the accompanying financial statements.

Item  23.  Changes  In  and  Disagreements  With  Accountants  on
Accounting and Financial Disclosure.

None.

         PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

WSD's  Articles of Incorporation and its Bylaws provide  for  the
indemnification of a present or former director or officer.    WSD
indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for
each  person  who serves as or at    WSD    's request as one of its
officers  or  directors.    WSD     may indemnify  such individuals
against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding
brought because such individual is one of    WSD    's directors or
officers.   Such individual must have conducted himself  in  good
faith  and  reasonably believed that his conduct was in,  or  not
opposed to,    WSD    's best interests. In a criminal action, he
must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the common stock being registered.
   WSD has agreed to pay all costs and expenses relating to the registration of its common stock, but the Selling Stockholders will be responsible for any related commissions, taxes, attorney's fees, and related charges in connection with the offer and sale of the Shares. All amounts are estimated except the SEC Registration Fee.

SEC Registration Fee                             $   13
EDGAR Conversion Fees                            $1,500
Blue Sky Qualification Fees and Expenses         $  250
Accounting Fees and Expenses                     $1,000
Legal Fees and Expenses                          $5,000
Printing and Engraving                           $  200
Miscellaneous                                    $  500
Total                                            $8,463

Item 26. Recent Sales of Unregistered Securities.

On October 26, 2000,    WSD     issued 10,000,000 shares of common
stock to  Michael G. Quinlan, a founder of    WSD    , for services
valued at $10,000 (at $0.001 per share) pursuant to the exemption from registration contained in Section 4(2) of the Securities Ac of 1933.

On  November  27, 2000    WSD     issued 400,000 shares of common
stock for  cash  of $10,000 (at $0.025 per share) to Earl Gilbrech,
an unaffiliated   investor,   pursuant   to   the   exemption from
registration contained in Section 4(2) of the Securities  Act  of
1933.    Mr.  Gilbrech,  an  acquaintance  of  Mr.  Quinlan   for
approximately  five  years,  was  familiar  with  Mr.   Quinlan's
business plans and made the investment decision on the basis of material information disclosed to him by Mr. Quinlan.

In  March  2001,    WSD     completed an offering of Common Stock
to  a group  of  unaffiliated private investors.      WSD
issued  108,000 shares  of  common stock for cash at $0.25 per share
to  twenty-seven  shareholders  unaffiliated with    WSD    .   That
offering was conducted pursuant to an exemption from registration under Regulation D, Rule 506 of the Securities Act of 1933, as amended. As of the date of this Registration Statement,
   WSD     has 10,508,000 shares of $0.001 par value common stock
issued and outstanding.

Item 27. Exhibits.

Exhibit           Name and/or Identification of Exhibit
 Number

   3.    Articles of Incorporation & By-Laws
         (a)  Articles of Incorporation of    WSD     filed on August
              31, 2000.
         (b)  Bylaws of    WSD     adopted on September 1, 2000.

   5.    Opinion on Legality
         Attorney Opinion Letter.


  15.    Letter on Unaudited Interim Financial Information
         Consent of Michael L. Stuck CPA, PC.


  23.    Consent of Experts and Counsel
         a) Consent of Counsel, incorporated by reference to
            Exhibit 5 of this filing.

         b) Consent of Independent Auditor, incorporated by reference to Exhibit 15 of this filing.

Item 28. Undertakings.

   In this Registration Statement, WSD is including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

Under Rule 415 of the Securities Act, WSD is registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) which are to be offered or sold solely by or on behalf of a person or persons other than the registrant, (b) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness, and (c) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Under Rule 430A of the Securities Act, the securities to be registered are offered for cash and the form of prospectus filed as part of a registration statement to be declared effective omits information with respect to the public offering price, discounts or commissions to dealers, amount of proceeds, and other items dependent upon the offering price, delivery dates, and terms of the securities dependent upon the offering date.

Based on the above-referenced facts and in compliance with the above-referenced rules, WSD includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration
    Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To  reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the
     information   set  forth  in  the  Registration   Statement.
     Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the
provisions  described  in  Item  14  above,  or  otherwise,   the

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Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore,
unenforceable.   In  the event that a claim  for  indemnification
against  such  liabilities  (other  than  the  payment   by   the
Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as
expressed  in  the  Act  and  will  be  governed  by  the   final
adjudication of such issue.

C. The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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

                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Scottsdale State of Arizona on May 8, 2001.

                    Wine Systems Design, Inc.
-----------------------------------------------------------------
                          (Registrant)

         By: /s/ Michael G. Quinlan, President, CFO & Director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

            /s/ Michael G. Quinlan
------------------------------------------------
                  (Signature)

  Michael G. Quinlan, President,    CFO,     & Director
-------------------------------------------------------
                     (Title)

                     June 25, 2001
-------------------------------------------------------
                      (Date)


              /s/ Michelle R. Quinlan
-------------------------------------------------------
                  (Signature)

   Michelle R. Quinlan, Secretary & Director
-------------------------------------------------------
                     (Title)

                    June 25, 2001
-------------------------------------------------------
                      (Date)


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


              Dealer Prospectus Delivery Obligation
              -------------------------------------
Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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